UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2008

NATIONAL MENTOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-129179	31-1757086
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

(Address of Principal executive offices, including Zip Code)

(617) 790-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2008, Brian K. Ratzan resigned as a director of National Mentor Holdings, Inc. (the “Company”).  Mr. Ratzan’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or procedures.  On March 8, the board of directors elected Kevin Mundt as a director and as Chairman of the Audit Committee and Capital Allocation Committee of the Company’s board of directors, to fill the vacancy created by Mr. Ratzan’s resignation.  Messrs. Mundt and Ratzan are employed by Vestar Capital Partners V, L.P., the Company’s controlling equity holder.  Vestar receives a management fee from the Company, and has entered into certain other agreements with the Company, as described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.  There are no arrangements or understandings between Mr. Mundt and any other persons pursuant to which he was selected as a director, and Mr. Mundt is not a party to and does not participate in any plan, contract or arrangement entered into in connection with his appointment as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC.

Date: March 13, 2008	/s/ Denis M. Holler
	Name:	Denis M. Holler
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer